Exhibit 99.1

BMHC Completes Sale of Aspen Property

SAN FRANCISCO, December 17, 2007 - Building Materials Holding Corporation (NYSE: BLG), a leading provider of construction services and building materials to professional residential builders and contractors, today announced that its wholly-owned subsidiary, BMC West Corporation, has completed the sale of the real estate used by its former building materials distribution operation in Aspen, Colorado to the City of Aspen. The sale of this property is the final component of the previously announced strategic sale of three retail-oriented business units in Western Colorado. The sale continues BMHC’s strategy to focus on professional builders and contractors and to emphasize value-added products and services.

The transaction closed on December 17, 2007. The sale price was $18.25 million and, in conjunction with the sale, BMHC will recognize a gain of approximately $10 million, net of related taxes, for the fourth quarter of 2007.

Robert E. Mellor, Chairman, President and Chief Executive Officer, stated, “As we look for additional opportunities to optimize operating efficiencies while better serving BMC West customers, we continue to evaluate all of our facilities to determine if they provide the right mix of professionally-oriented products and services to drive long-term growth. As we have previously indicated, this review process sharpens our focus on professional builders.

“The sales of the Aspen property and our Austin, Texas property earlier this year also demonstrate the potential values in BMHC’s assets. Transactions like these serve to enhance shareholder value by improving cash flow and earnings while we continue to serve the professional builder market,” concluded Mr. Mellor.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States. We serve the homebuilding industry through two subsidiaries: SelectBuild provides construction services to high-volume production homebuilders in key growth markets across the country; BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of our most recent Form 10-K. These risks and uncertainties may include, but are not limited to:
•
demand for and supply of single-family homes, which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;

•	our business model;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;

•	our ability to identify suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	our ability to implement and maintain cost structures that align with revenue growth;
•	changes in the business models of our customers may limit our ability to provide construction services and building products required by our customers;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions, including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares include, but are not limited to:
•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraphs. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

CONTACTS:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC
+1.415.627.9100
•	Lisa Laukkanen, The Blueshirt Group for BMHC
+1.415.217.4967
lisa@blueshirtgroup.com